EXHIBIT 10.25

                     DEDUCTIBLE INDEMNIFICATION AGREEMENT

      THIS AGREEMENT, effective December 31, 1996, between The Vincam Group, Inc., a Florida corporation (hereinafter referred to as "Insured"), with offices at 2850 Douglas Road, Coral Gables, FL 33134 and Reliance National Risk Specialists ("RNRS"), a division of Reliance Insurance Company, with offices located at 77 Water Street, New York, New York 10005, on behalf of the following insurance company:

                          RELIANCE INSURANCE COMPANY

(referred to as: "Company").

      WHEREAS, the Company has issued to the Insured the policies of insurance listed in Schedule I to this Agreement (the policies together with all endorsements, extensions, renewals or related agreements are referred to collectively as the "Policies");

      WHEREAS, coverage under the Policies has been issued subject to a deductible;

      WHEREAS, the various states establish the factors or formulas to be used in the calculation of taxes, residual market charges and assigned risk override charges;

      WHEREAS, certain states permit all losses within the deductible amount set forth in the Policies ("Deductible Amount") to be excluded from the calculation of taxes, residual market charges and assigned risk override charges;

      WHEREAS, certain states require certain losses within the Deductible Amount to be included in the calculation of taxes, residual market and assigned risk override charges;

      WHEREAS, in computing these taxes and charges for the Policies, the Company has excluded and shall exclude, where permitted, from the calculation of taxes and assigned risk override charges all ultimate expected losses or Incurred Losses which fall within the Deductible Amount; and

      WHEREAS, the Insured has agreed to pay all taxes, residual market and assigned risk override charges relating to the Policies.

      NOW THEREFORE, the Insured unconditionally agrees to indemnify and hold the Company harmless against any and all liabilities, losses, claims, suits, damages, fines, penalties, or expenses, including attorney's fees, relating to the payment of any and all taxes, residual market and assigned risk override charges, costs or expenses of any type which the Company may be obligated to pay in connection with the Policies. The Insured agrees to indemnify the Company for all actual taxes or charges assessed by the various states as respects the Policies as a result of the establishment of any factor or formula for such taxes or charges.

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      The Insured further agrees to indemnify and hold the Company harmless against any and all taxes, assigned risk override charges, costs or expenses of any type which the Company may become obligated to pay as a result of any amendment to or reinterpretation of the insurance laws and regulations of these various states governing the calculation and payment of such taxes, charges, costs or expenses.

      The Insured further agrees that it will indemnify the Company for the costs or expenses, including reasonable attorney's fees, incurred directly or indirectly by the Company in collecting any monies due under this Agreement.

      This Indemnification Agreement shall be effective during the term of the Policies and shall continue in force for as long as the Company has any liabilities or obligations for any taxes, residual market and assigned risk override charges, costs or expenses of any type under the Policies.

      IN WITNESS WHEREOF, the Insured, intending to be legally bound, has caused this DEDUCTIBLE INDEMNIFICATION AGREEMENT to be executed.

INSURED:    THE VINCAM GROUP, INC.

BY:         /s/ MARTIN PEREZ
            ---------------------------
            Martin Perez

TITLE:      Vice President & Controller

DATE:       Jan. 27, 1997
            ---------------------------

WITNESS:    /s/ EMMA NETTO
            ---------------------------
            Emma Netto

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                                   SCHEDULE I

                   To the Deductible Indemnification Agreement

                                     between

                           RELIANCE INSURANCE COMPANY
                           --------------------------
                                 (the "Company")

                                       and

                             THE VINCAM GROUP, INC.
                             ----------------------
                                 (the "Insured")

                          EFFECTIVE: DECEMBER 31, 1996
                          -----------------------------

POLICY NUMBER                                   EFFECTIVE DATE
-------------                                   --------------

NWA-0133599-00                                  12/31/96

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